                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                   May 1, 1997

                         STATEFED FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


           Delaware                   0-22790                 42-1410788
-----------------------------   --------------------    ------------------------
       (State or other          (Commission File No.    (IRS Identification No.)
jurisdiction of incorporation)


  519 Sixth Avenue, Des Moines, Iowa                               50309-2473)
---------------------------------------                           -----------
(Address of principal executive offices)                           (Zip Code)


        Registrant's telephone number, including area code: (515) 282-0236
--------------------------------------------------------------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events
--------------------

     On May 1, 1997, the Registrant issued the attached press release.

Items 7. Financial Statements and Exhibits
------------------------------------------

     (a) Exhibit

         1. Press release, dated May 1, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           STATEFED FINANCIAL CORPORATION

Date: May 13, 1997                         By: ________________________________
                                                John F. Golden
                                                Chief Executive Officer

                                    EXHIBIT I

For Further Information Contact:                       For Immediate Release
     John F. Golden, President and CEO                       May 1, 1997
     StateFed Financial Corporation
     519 Sixth Avenue
     Des Moines, Iowa, 50309
     Phone: (515) 282-0236

                         STATEFED FINANCIAL CORPORATION

                         ANNOUNCES 3RD QUARTER EARNINGS

     Des Moines,Iowa (NASDAQ: "SFFC") -- StateFed Financial Corporation, the parent company for State Federal Savings and Loan Association of Des Moines, today announced financial results for the quarter ended March 31, 1997. For the three month period ended March 31, 1997, the company reported net income of $267,100 as compared to $218,715 for the same period in 1996, an increase of $48,385, or 22.1%. The increase in net earnings was primarily due to an increase in net interest income of $46,108, an increase in non-interest income of $4,792, and a decrease in non-interest expense of $26,605, offset by an increase in income tax expense of $29,120. The increase in net interest income was primarily the result of an increase of $174,400 in interest income due to the increase of loans receivable and a slight increase in interest rates, offset by an increase of $128,300 in interest expense due to the increased amount in borrowed funds and deposits

     For the nine month period ended March 31, 1997, the company reported net income of $589,364 as compared to $641,604 for the same period in 1996, a decrease of $52,240. The decrease in net earnings was primarily due to an increase in non-interest expense of $265,061 offset by an increase in non-interest income of $1,004, an increase in net interest income of $185,877, and a decrease in income tax expense of $25,940. The increase in non-interest expense was primarily the result of a one-time special assessment of $291,300, required by legislation, which is 65.7 cents per $100 of Savings Association Insurance Fund (SAIF) deposits held by the Bank at March 31, 1995. Net income for the nine month period ended March 31, 1997, would have been approximately $778,400 had this special assessment not been required.

     The book value of StateFed Financial Corporation increased to $19.00 per share at March 31, 1997. Earnings per share for the third quarter ended March 31, 1997 were 35 cents per share. As of March 31, 1997, there were 790,123 shares outstanding.

                                    Continued

                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                         MARCH 31, 1997 AND JUNE 30,1996


                 ASSETS                                        (Unaudited)
                                                             March 31, 1997              June 30, 1996
Cash and amounts due from depository institutions        $         5,452,737             $  2,564,267
Investments in certificates of deposit                   $         4,435,365             $  4,439,567
Investment securities                                    $         2,331,342             $  2,347,048
Loans receivable, net                                    $        67,621,258             $ 62,708,487
Real estate acquired for development                     $         1,084,523             $    385,476
Real estate held for investment, net                     $         1,064,834             $  1,149,990
Office property and equipment, net                       $         1,424,347             $  1,464,796
Federal Home Loan Bank stock, at cost                    $           950,000             $    750,000
Accrued interest receivable                              $           556,928             $    533,706
Prepaid expenses and other assets                        $           360,237             $    361,287
                                                         -------------------             ------------
    TOTAL ASSETS                                         $        85,281,571             $ 76,704,624
                                                         ===================             ============


   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                 $        50,661,765            $ 45,731,828
Advances from Federal Home Loan Bank                     $        19,000,000            $ 15,000,000
Advances from borrowers for taxes and insurance          $           113,510            $    505,749
Accrued interest payable                                 $            68,947            $    129,833
Dividends payable                                        $            79,012            $     81,349
Income taxes-current and deferred                        $           181,969            $    138,255
Other liabilities                                        $           164,420            $    189,305
                                                         -------------------            ------------

     TOTAL LIABILITIES                                   $        70,269,623            $ 61,776,319
                                                         ===================            ============

Stockholders' equity:
Common stock                                             $             8,905            $      8,905
Additional paid-in capital                               $         8,382,836            $  8,376,924
Unearned compensation - restricted stock awards          $          (447,107)           $   (531,989)
Unrealized gain (loss) on investments                    $            12,344            $    (22,251)
Treasury stock                                           $        (1,443,659)           $ (1,049,358)
Retained earnings - substantially restricted             $         8,498,629            $  8,146,074
                                                         -------------------            ------------

  TOTAL STOCKHOLDERS' EQUITY                             $        15,011,948            $ 14,928,305
                                                         -------------------            ------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $        85,281,571            $ 76,704,624
                                                         ===================            ============



                      SELECTED CONSOLIDATED FINANCIAL DATA
                  StateFed Financial Corporation and Subsidiary
                                    Unaudited

                                   Three Months Ended         Nine Months Ended
                                         March 31                  March 31
                               -------------------------------------------------
                                   1997         1996         1997        1996
                               -------------------------------------------------
OPERATIONS DATA

Total interest income ......   $1,633,025   $1,458,623   $4,780,095   $4,293,350

Total interest expense: ....   $  930,098   $  801,804   $2,673,519   $2,372,651
                               ----------   ----------   ----------   ----------

Net interest income ........   $  702,927   $  656,819   $2,106,576   $1,920,699

Provision for loan losses ..   $    6,000   $    6,000   $   18,000   $   18,000
                               ----------   ----------   ----------   ----------

Net interest income after
provision for loan losses ..   $  696,927   $  650,819   $2,088,576   $1,902,699

Non-interest income:
Real estate operations .....   $   99,637   $   99,076   $  311,337   $  304,337

Other non-interest income ..   $   21,503   $   17,272   $   64,014   $   70,010
                               ----------   ----------   ----------   ----------

Total non-interest income ..   $  121,140   $  116,348   $  375,351   $  374,347

Total non-interest expense .   $  404,247   $  430,852   $1,556,703   $1,291,642
                               ----------   ----------   ----------   ----------

Income before income taxes .   $  413,820   $  336,315   $  907,224   $  985,404

Income tax expense .........   $  146,720   $  117,600   $  317,860   $  343,800
                               ----------   ----------   ----------   ----------

Net Income .................      267,100   $  218,715   $  589,364   $  641,604
                                  =======   ==========   ==========   ==========

Earnings per share .........   $     0.35   $     0.27   $     0.77   $     0.81